Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of PF2 SpinCo, Inc. (formerly PF2 SpinCo LLC) on Form S-4 and Form S-1 of our report dated May 24, 2019 (except for the effects of the stock split described in Note 16, as to which the date is June 26, 2019), relating to the consolidated financial statements of Change Healthcare LLC.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 4, 2020